UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operating and Financial Officer

One June 6, 2019, Mr. Chris Cutchens informed the Board of Directors (the “Board”) of DirectView Holdings, Inc. (the “Company”) that he was resigning as the Company’s Chief Operating and Financial Officer, effective immediately, however, will support an appropriate transition to be completed by June 28, 2019. Mr. Cutchens’ resignation Chief Operating and Financial Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: June 6, 2019	/s/ Roger Ralston
	Name:	Roger Ralston
	Title:	Chief Executive Officer